Transaction Creates Unique Lighting Solutions Company With World Class Management Team

New York, NY - October 5, 2007 - LED Holdings, LLC, a global leader in custom LED (light-emitting diode) lighting solutions, and Lighting Science Group Corporation (OTCBB: LSGP), a leading developer and integrator of white light solutions using LED technology, announced today that LED Holdings has contributed all of its assets, including $15 million in cash, to Lighting Science Group in exchange for a combination of preferred and common stock representing 70% of the common stock and 80% of the voting power of Lighting Science Group on a fully-diluted basis. Affiliates of Pegasus Capital Advisors, L.P. are the largest owners of LED Holdings and, as a result, beneficially own approximately 42% of the common stock of Lighting Science Group on a fully-diluted basis. Through its ownership of LED Holdings, Pegasus will be entitled to elect a majority of the board of directors of Lighting Science Group.

"We believe this transaction will further bolster our market position and ability to develop and market a complete spectrum of digitally-controlled lighting solutions from color-changing to white light," said Govi Rao, President and Chief Executive Officer of LED Holdings. Mr. Rao added, "Combining people, technologies, and complementary strengths, this is a unique opportunity for us to deliver innovations that fulfill the increasing demand for differentiated solutions in key market segments globally."

The combined entity will retain the Lighting Science Group name and will continue trading on the NASDAQ bulletin board trading under the symbol LSGP.

The management team will be led by Mr. Rao as Chief Executive Officer. Mr. Rao joined LED Holdings in July 2007 as Chief Executive Officer. Mr. Rao was formerly Vice President and General Manager of the Philips Solid State Lighting business in North America, responsible for pioneering sustainable technologies such as solid state lighting. Mr. Rao had previously held several leadership roles in Philips Lighting, including Senior Director of its professional lighting business and Vice President of Business Creation and Brand. Mr. Rao is a founding member of the advisory board at the Institute for Sustainable Enterprise at Fairleigh Dickinson University, and he also serves as an advisor on the U.S.-China Center for Sustainability.

Ken Honeycutt will retain his role as President and Chief Operating Officer of Lighting Science Group. He brings more than 30 years of experience in the lighting industry, including his role as Chief Executive Officer and President of Acuity Brands Lighting and Executive Vice President of Acuity Brands Inc. Prior to that, he was President of Lithonia Lighting Group, the leading brand of lighting equipment for commercial, industrial, outdoor, and residential applications in North America.

Rao and Honeycutt will be supported by an executive team with deep credentials:

  Kevin Furry, founder of LED Effects, Inc., with more than 15 years of experience in the LED market, will serve as Chief Technology Officer.
  Fred Maxik, founder of Lighting Science, Inc., and inventor of several patented LED products, will serve as Chief Scientific Officer.
  Dean Seniff, who has more than 20 years of strategic financial and leadership experience across hi-tech growth industries and several geographies, will serve as Chief Financial Officer.
  Zach Gibler, a lighting industry veteran who has held a variety of senior roles at Acuity Brands, will serve as Chief Business Development Officer.
  Lynn Vera, former Vice President of Human Resources at Dimensional Associates with more than 15 years of strategic and operational human resource experience at companies of all sizes, will serve as Chief Human Resources Officer.
  Paul Kallmes, former Director of Licensing at Color Kinetics, with 10 years of intellectual property management across several industries, will serve as IP Strategist.

"We are pleased to be joining forces with LED Holdings at a time when the market for LED technology is truly taking shape," said Mr. Honeycutt. "Customers looking for any kind of LED solution will be able to come to us and find the right people, technology and service to deploy the most advanced, creative and sustainable lighting solutions on the market today." Ron Lusk, outgoing CEO of Lighting Science Group and continuing Vice Chairman of the board said, "This is a very exciting move for the company, opening up significant opportunities for growth and innovation." Mr. Lusk added, "I am personally excited by the caliber of the new management team and look forward to supporting their growth strategy."

The board of Lighting Science Group has been reconstituted as a result of this transaction to include the following members:

  Bob Bachman, Ron Lusk, the former Chief Executive Officer of Lighting Science Group, Daryl Snadon, and Don Harkleroad will remain on the board, with Mr. Lusk serving as Vice Chairman.
  In addition to Richard Weinberg, a partner of Pegasus, the following Pegasus operating advisors have joined the board: Rick Kelson, former Executive Vice President and Chief Financial Officer of Alcoa, Inc.; Bonnie Reiss, former President of Inner City Games Foundation and former Senior Advisor to Governor Arnold Schwarzenegger; David Bell, Chairman Emeritus and former Vice Chairman/Chief Executive Officer of the Interpublic Group; and Govi Rao, current Chief Executive Officer of Lighting Science Group.
  Mr. Rao will also serve as Chairman of the Board.

Mr. Weinberg said, "LED technology has enormous benefits over traditional lighting technologies - lower energy consumption, longer life and enhanced flexibility in design and controls. Today, LEDs are in the early stages of market adoption, and we believe they will replace conventional light sources at an increasingly rapid pace over the next few years." He added, "I believe this company is extremely well positioned to innovate and grow, and Pegasus is excited to support such a seasoned management team."

About LED Holdings
LED Holdings, LLC is revolutionizing a century-old industry, serving customers' rapidly growing demand for innovative, sustainable lighting solutions and related technologies. LED Holdings previously acquired the assets of LED Effects, Inc. Founded in 1993 before LEDs were considered lighting devices, LED Effects pioneered the use of LEDs in lighting and is one of the few companies to offer true digital control technology with in-house design. In addition to supplying lighting products to the gaming industry, the company provides custom lighting solutions for architectural and artistic projects worldwide. The company's marquee projects include Chanel's Ginza Tokyo store, Saks Fifth Avenue's Manhattan store, Macy's San Francisco store, the Plaza Hotel in New York and the Times Square New Year's Eve Ball. LED Holdings has offices in New York City, Sacramento, Tokyo, Oxford, England and Glasgow, Scotland.

About Lighting Science Group Corporation
Lighting Science Group Corporation (http://www.lsgc.com/) designs and sells highly energy efficient and environmentally friendly lighting solutions based on its proprietary Optimized Digital Lighting® (ODL®) technology in consumer and professional applications. The Company's patented and patent-pending designs in power management, thermal management, manufacturing processes and other areas reduce lighting systems' energy consumption while delivering immediate cost savings and environmental benefits to the end-user.

About Pegasus
Pegasus Capital Advisors, L.P. is a private equity fund manager that provides capital to middle market companies across a wide variety of industries. The firm serves as both a value buyer and business builder, employing unique structuring to ensure that the interests of stakeholders are aligned. Established in 1995, Pegasus manages over $1.8 billion in assets through several private equity funds and has made more than 65 investments since its inception. It is currently pursuing initiatives in several key sectors, including renewable energy, all-natural human and pet foods, alternative building materials, LED lighting and homeland security, as well as investments associated with sustainable business solutions for companies in other industries. The firm employs over 50 investment and advisory professionals working out of main offices in Cos Cob, CT and New York City.

Certain statements in the press release constitute "forward-looking statements" relating to Lighting Science Group Corporation within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding future events, our business strategy and our financing plans are forward-looking statements. In some cases you can identify forward-looking statements by terminology such as "may," "will," "would," "should," "could," "expect," "intend," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms or other comparable terminology. These statements are only predictions. Known and unknown risks, uncertainties and other factors could cause actual results to differ materially from those contemplated by the statements. In evaluating these statements, you should specifically consider various factors that may cause our actual results to differ materially from any forward-looking statements. "Lighting Science," "Optimized Digital Lighting," "ODL" and the ODL light beam logo are registered in the U.S. Patent and Trademark Office. The phrase "Changing the Way the World Sees Light" and the LSG concentric ovals logo are trademarks of Lighting Science Group Corporation. Readers should carefully review the risk factors described above and in other documents filed by the Company with the SEC. Readers are specifically directed to the discussion under "Risk Factors" in the Company's Registration Statements on Form SB-2.
Media Contact: Lewis Goldberg KCSA Worldwide (212) 896-1216 lgoldberg@kcsa.com	Investor/Analyst Contact: Zach Gibler LED Holdings (740) 644-2884 zach.gibler@ledeffects.com

Copyright © 2007 LED Holdings, LLC. All rights reserved.